Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated October 31, 2022, and each included in this Post-Effective Amendment No. 292 on the Registration Statement (Form N-1A, File No. 2-29901) of AB Cap Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated August 26, 2022 and September 26, 2022, with respect to the financial statements and financial highlights of AB Select US Equity Portfolio, AB Select US Long/Short Portfolio, AB Concentrated Growth Fund, AB Global Core Equity Portfolio, AB International Strategic Core Portfolio, AB Concentrated International Growth Portfolio, AB Small Cap Growth Portfolio and AB Sustainable US Thematic Portfolio (eight of the funds constituting AB Cap Fund, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended June 30, 2022 and July 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 28, 2022